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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): April 25, 2000

                                  Advanta Corp.

             (Exact name of registrant as specified in its charter)

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
            Delaware                             0-14120                        23-1462070
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(State or other jurisdiction                 (Commission File                  (IRS Employer
 of incorporation)                                Number)                    Identification No.)

Welsh and McKean Roads, P.O. Box 844, Spring House, PA                             19477
         (Address of principal executive offices)                                (Zip Code)
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Registrant's telephone number, including area code: (215) 657-4000
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Item 5.           Other Events

On April 25, 2000 Advanta Corp. (the "Company" or "Advanta") announced pro forma net operating income for the first quarter 2000 of $16.2 million, or $0.63 per share on a diluted basis for its Class A and Class B shares combined. This represents an increase of 59% over the net operating income of $10.2 million or $0.40 per share for the first quarter of 1999. These results reflect income for Advanta Mortgage that is essentially the same as a portfolio lender.

Highlights this quarter include:

- Advanta Business Cards net income of $8.6 million, a 156% increase over the quarter ended March 31, 1999.

- Advanta Mortgage net income of $9.5 million, a 38.4% increase over the quarter ended March 31, 1999.

- Improved asset quality at Advanta Mortgage with over 30 day delinquencies falling to 8.04% from 8.63% at December 31, 1999.

- Continued improvements in asset quality at Advanta Business Cards with over 30 day delinquencies improving to 3.44% as compared to 3.70% at December 31, 1999.

Net income for the quarter was $17.1 million or $0.67 per share on a diluted basis for Class A and Class B shares combined. These results include $10.9 million of pretax gains in connection with investments of Advanta Partners, the Company's private equity investment affiliate. Also impacting results was a reduction in the Company's retained interests in leasing securitizations of approximately $9.5 million which strengthened the balance sheet. Excluding these items, net income for the quarter was $16.2 million or $0.63 per share on a diluted basis for Class A and Class B shares combined.

On a basis that is essentially the same as a portfolio lender, net income for Advanta Mortgage was $9.5 million, as compared to $6.9 million for the quarter ended March 31, 1999. This increase reflects higher yields on originations and an increase in subservicing revenues from growth in the subservicing portfolio. The weighted average yield of mortgage loans originated in the first quarter increased by 35 basis points over the fourth quarter of 1999. Advanta Mortgage's sub-serviced portfolio increased to $13.1 billion at the end of this quarter from $11.9 billion at the end of 1999.

Net income for Advanta Business Cards was $8.6 million this quarter compared to $3.3 million for the first quarter of 1999. This increase resulted principally from growth in the number of accounts and receivables. Account originations increased approximately 58% this quarter as compared to the quarter ended December 31, 1999. Approximately 18% of accounts added this quarter were originated entirely online through Advanta's website (which provides instant, real time decisioning) as compared to 10% in the fourth quarter of 1999. Managed receivables for Advanta Business Cards at the end of the quarter were $1.2 billion.
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Advanta generated $30.6 million of cash flow from operations, after considering key mortgage non-cash income and expense items and the cash impact of mortgage loan originations. Advanta ended the quarter with approximately $750 million in total liquidity after paying down $122 million of Medium Term Notes during the quarter. In addition, the Company had financed, with parent and bank funds, loan receivables on its books totaling $1.6 billion and had available approximately $1.1 billion in unused warehouse lines and Commercial Paper conduit facilities at March 31, 2000.

Advanta management will hold a conference call today, April 25, 2000, at 9:00 am Eastern time. Investors can listen to the call live over the Internet through http://www.advanta.com or http://www.vcall.com. To listen to the live call, please go to the web site at least fifteen minutes early to register, download, and install any necessary audio software. For those unable to listen to the live broadcast, replays will be available shortly after the call on the Vcall site.

Advanta (http://www.advanta.com) is a highly focused financial services company with over 2,800 employees, servicing over $25 billion of assets, including $12.5 billion in managed assets and over $13 billion in assets serviced for third parties. Advanta provides consumers and small businesses with targeted financial products and services, including non-conforming mortgages, business credit cards, equipment leases, insurance and deposit products. The Company is also one of the largest servicers of non-conforming mortgages for third parties in the country.

Advanta has leveraged its first-class direct marketing and information based expertise to develop state-of-the-art data warehousing and statistical modeling tools that identify potential customers and new target markets. Advanta created one of the first automated underwriting and sales engines in the non-conforming mortgage industry. The Company also offers its customers and business partners a broad range of self-service financial solutions and other services on the Internet. Advanta was ranked one of the 500 Most Admired Companies in America in FORTUNE Magazine's most recent annual survey.

This Current Report on Form 8-K contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The most significant among these risks and uncertainties are: (1) the Company's managed net interest margin; (2) competitive pressures; (3) factors that affect the level of delinquencies and charge-offs, including a deterioration of general economic conditions; (4) the rate of prepayments; (5) interest rate fluctuations; (6) the level of expenses;
(7) managed and sub-serviced receivables volume; (8) the timing of the securitizations of the Company's receivables; (9) the level of insurance policy renewals; (10) the effects of government regulation; (11) relationships with significant vendors, business partners and customers; (12) the amount and cost of financing available to the Company; and (13) the ratings on the debt of the Company and its subsidiaries. Additional risks that may affect the Company's future performance are detailed in the Company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.
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Form 8-K                                                      Advanta Corp.
April 25, 2000



Item 7.           Financial Statements and Exhibits.

(c)               Exhibits:

                  The following exhibits are filed as part of this Report on Form 8-K.

                  99       Selected Summary Financial Data.
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Form 8-K                                                      Advanta Corp.
April 25, 2000


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of l934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                        Advanta Corp.


                                        By:  /s/ Elizabeth H. Mai
                                             Elizabeth H. Mai,
                                             Senior Vice President,
                                             Secretary and General Counsel



April 25, 2000
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Form 8-K                                                      Advanta Corp.
April 25, 2000



                                Index to Exhibits

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Exhibit Number Per
Item 60l of
Regulation S-K                      Description of Document
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     99                             Selected Summary Financial Data
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